                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                             RURBAN FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

March 24, 2003

Dear Shareholder,

The directors, management and employees of Rurban Financial Corp. will remember the year 2002 as one of discovery and challenge. Early in the year we became aware of numerous, serious deficiencies in the organization that had not been previously reported to us.

Changes were quickly implemented which resulted in new senior management of the holding company and both lead banks. During the past nine months this group has worked diligently to analyze every part of the organization and began implementing the changes necessary to fix it. To date their work has given us confidence in both their abilities and integrity.

The board's goal, and the charge to our management, is simply to rebuild the best community banking organization possible and to do that from the foundation up. Once this process is completed we believe the result will be positive growth of the investment of all shareholders, including ourselves.

This rebuilding effort will be in our primary market areas of Defiance, Paulding and Fulton Counties. It is important to note that in 2002 RDSI continued its solid and consistent earnings performance and we are confident that it will continue as an outstanding growth company for Rurban.

The Rurban Board takes our responsibilities as your representatives seriously and was sickened as we discovered the depth of the loan problems that surfaced in 2002. That said, we have restructured everything from our board committees to our internal loan review processes as we work toward rebuilding the company.

We appreciate every opportunity to communicate with you. Your comments and suggestions are always appreciated and we are eager to listen. Please feel free to provide feedback on our progress by emailing us at rfcinv@rurban.net.

We look forward to talking with you at the Rurban Annual Shareholders meeting on April 28, 2003 at the Knights of Columbus Hall in Defiance. The meeting is scheduled for 10 a.m.

Sincerely,

RURBAN FINANCIAL CORP.


/s/ Steve Vandemark

Steve Vandemark                 Thomas M. Callan               John R. Compo
Chairman


John Fahl                       Robert A. Fawcett, Jr.         Eric C. Hench



Gary A. Koester                 J. Michael Walz, D.D.S.        Kenneth A. Joyce

                             RURBAN FINANCIAL CORP.
                               401 CLINTON STREET
                              DEFIANCE, OHIO 43512
                                 (419) 783-8950

                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           ---------------------------


                                                                  Defiance, Ohio
                                                                  March 24, 2003

To the Shareholders of
Rurban Financial Corp.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Rurban Financial Corp. (the "Company") will be held at the Knights of Columbus Hall ("K of C Hall"), 111 Elliott Lane, Defiance, Ohio, on Monday, April 28, 2003, at 10:00 a.m., local time, for the following purposes:

     1. To elect three (3) directors to serve for terms of three (3) years each.

     2. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

     Shareholders of record at the close of business on March 3, 2003 will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy, you may do so and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                       By Order of the Board of Directors,


                                       /s/ Kenneth A. Joyce

                                       Kenneth A. Joyce
                                       President and Chief Executive Officer

                             RURBAN FINANCIAL CORP.
                               401 CLINTON STREET
                              DEFIANCE, OHIO 43512
                                 (419) 783-8950

                                 PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of Rurban Financial Corp., an Ohio corporation (the "Company"), on or about March 24, 2003, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Monday, April 28, 2003, or at any adjournment(s) thereof. The Annual Meeting will be held at 10:00 a.m., local time, at the Knights of Columbus Hall ("K of C Hall"), 111 Elliott Lane, Defiance, Ohio.

     The Company's wholly-owned subsidiaries include: (1) The State Bank and Trust Company, Defiance, Ohio ("State Bank"); (2) RFC Banking Company ("RFCBC"), which is comprised of the following banking divisions: The Peoples Banking Company, Findlay, Ohio ("Peoples Bank"), The First Bank of Ottawa, Ottawa, Ohio ("Ottawa") and The Citizens Savings Bank Company, Pemberville, Ohio ("Citizens"); (3) Rurbanc Data Services, Inc., Defiance, Ohio ("RDSI"); and (4) Rurban Life Insurance Company, Defiance, Ohio ("Rurban Life"). State Bank has two-wholly owned subsidiaries, Reliance Financial Services, N.A. ("RFS"), a nationally-chartered trust and financial services company and Rurban Mortgage Company ("RMC"), an Ohio corporation and mortgage company with its principle offices located in Defiance, Ohio. The Company has entered into written agreements providing for the sale of the three divisions that make up RFCBC headquartered in Findlay. The sale of these divisions is subject to regulatory approval and other customary conditions to closing.

     A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by (1) filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; (2) executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or (3) attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     Only shareholders of the Company of record at the close of business on March 3, 2003 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 4,565,721 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     The Company's common shares are listed on the NASDAQ National Market. Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include amendments to the articles of incorporation of a corporation and the approval of certain stock compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

     The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 2002 (the "2002 fiscal year") is enclosed herewith.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, other than the Employee Stock Ownership Plan and Savings Plan of Rurban Financial Corp., no person or entity had beneficial ownership of more than 5% of the outstanding common shares of the Company.

     The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group:


                                            Amount & Nature       Common Shares Which                   Percent
           Name of                           of Beneficial        Can Be Acquired Upon                     of
     Beneficial Owner                        Ownership (1)        Exercise of Options     Total         Class (2)
     ----------------                        -------------        -------------------     -----         ---------

                                                                   (Exercisable within
                                                                        60 Days)
     Rurban Financial Corp.
       Employee Stock Ownership
       & Savings Plan                            643,379                    0             643,379         14.09%
     Thomas A. Buis                                2,610  (3)             1,692             4,302           (4)
     Richard C. Burrows                           42,851  (5)             2,316            45,167           (4)
     Thomas M. Callan                             35,388  (6)             1,692            37,080           (4)
     John R. Compo                                41,222  (7)             4,600            45,822           (4)
     Robert W. Constien                           27,723  (8)            10,038            37,761           (4)
     John Fahl                                    13,832                  4,600            18,432           (4)
     Robert A. Fawcett, Jr.                        6,389  (9)             4,600            10,989           (4)
     Eric C. Hench                                17,995  (10)            4,600            22,595           (4)
     Kenneth A. Joyce                              9,995  (11)           10,038            20,033           (4)
     Gary A. Koester                               1,514                  1,692             3,206           (4)
     Steven D. VanDemark                          13,865  (12)            6,132            19,997           (4)
     J. Michael Walz, D.D.S.                      24,429  (13)            4,600            29,029           (4)
     Richard C. Warrener                           7,555                 10,038            17,593           (4)
     Thomas C. Williams                                0                    0                   0           (4)
     All current executive officers and                                                   955,385  (14)   20.93%
      directors as a group (14 persons)



(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) The percent of class is based upon 4,565,721 common shares outstanding on the Record Date.

(3) Does not include 1,707 common shares held in the name of Mr. Buis' wife, as to which she exercises sole voting and investment power.

(4) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(5) Does not include 6,888 common shares held in a trust for the benefit of the wife of Mr. Burrows as to which she exercises sole voting and investment power.

(6) Includes 30,730 common shares held in a trust for the benefit of the wife of Mr. Callan as to which he exercises shared voting and investment power.

(7) Does not include 2,756 common shares held in Mr. Compo's wife name, as to which she exercises sole voting and investment power.

(8) Does not include 10 common shares held in the name of Mr. Constien's wife, as to which she exercises sole voting and investment power.

(9) Includes 6,389 common shares held by the Robert A. Fawcett Jr. Trust as to which Mr. Fawcett has sole voting and investment power.

(10) Includes 17,995 common shares held by the Eric C. Hench Agency Trust as to which Mr. Hench has sole voting and investment power.

(11) Includes 1,816 common shares held jointly by Mr. Joyce and his wife, as to which he exercises shared voting and investment power.

(12) Includes 4,390 common shares held jointly by Mr. VanDemark and his wife, as to which he exercises shared voting and investment power. Also includes 4,132 common shares held in the names of Mr. VanDemark's children for which Mr. VanDemark is custodian.

(13) Does not include 206 common shares held in IRA for the benefit of the wife of Dr. Walz, as to which she exercises sole voting and investment power. Includes 21,100 common shares held in the Krouse Evans Inc. Profit Sharing Plan, as to which Dr. Walz exercises shared voting and investment power with Reliance Financial Services, N.A. and includes 531 common shares held by Dr. Walz and his spouse to which Dr. Walz exercises shared voting and investment power.

(14) Also includes an aggregate of 64,131 common shares allocated to the respective accounts of executive officers of the Company in the Employee Stock Ownership Plan ("ESOP"). Does not include common shares held by wives of executive officers and directors if such wives exercise sole voting and investment powers.

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 2002 fiscal year, all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with except that Mr. VanDemark inadvertently failed to file a

Form 4 relating to the purchase of 986 shares in September, 2002. A Form 5 was filed on February 12, 2003 reporting this purchase.

                              ELECTION OF DIRECTORS

     In accordance with Article FIFTH of the Amended Articles of Incorporation of the Company (the "Amended Articles") and Section 2.02 of the Amended Regulations of the Company (the "Amended Regulations"), three (3) directors are to be elected for terms of three (3) years each and until their respective successors are elected and qualified. The three directors standing for election as directors of the Company are Thomas A. Buis, Kenneth A. Joyce and J. Michael Walz.

     It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

     The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.


                                                                           Director of the
                                        Position(s) Held with the              Company            Nominee
                                     Company and its Subsidiaries           Continuously         for Term
Nominee                       Age     and Principal Occupation(s)               Since           Expiring in
-------                       ---   -------------------------------        ---------------     -----------
Thomas A. Buis                64    Chairman of Spencer-Patterson               2001               2006
                                    Agency Inc., Findlay, Ohio, a
                                    general insurance agency since
                                    January 2000; President of
                                    Spencer-Patterson Agency Inc. from
                                    1975 to January 2000; Director of
                                    Peoples Bank of RFCBC since 1990;
                                    Director of RFS since 2002.

 Kenneth A. Joyce             55    President and Chief Executive               2002               2006
                                    Officer of the Company since August
                                    2002; Chairman and Chief Executive
                                    Officer of RDSI since October 1997;
                                    Director of State Bank since 2002;
                                    Director of RFCBC since 2002.

 J. Michael Walz, D.D.S.      59    General Dentist in Defiance, Ohio;          1992               2006
                                    Director of State Bank since 1989;
                                    Director of RFS since 1997.


     While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES.

     The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                              Director of the
                                      Position(s) Held with the                  Company            Term
                                    Company and its Subsidiaries               Continuously       Expires
Name                        Age      and Principal Occupation(s)                   Since             In
----                        ---    -------------------------------              ---------         -------
Thomas M. Callan             60    President of Defiance Stamping                  2001             2004
                                   Company; Director of State Bank since
                                   1996.

John R. Compo                58    Chairman of Board and President of              1987             2005
                                   Compo Corporation, Defiance, Ohio, an
                                   automotive parts manufacturer and
                                   wholesaler; Director of State Bank
                                   since 1985 and of Rurban Life since
                                   1995.

John Fahl                    66    Retired in 2001 as President, Tire              1996             2005
                                   Operations, and a Director, of Cooper
                                   Tire & Rubber Company Findlay, Ohio, a
                                   tire and rubber manufacturing company;
                                   Director of Peoples Bank of RFCBC
                                   since 1994.

Robert A. Fawcett, Jr.       61    Partner, Fawcett, Lammon, Recker and            1992             2005
                                   Associates, Inc., Ottawa, Ohio, sales
                                   and service of property and casualty
                                   insurance policies since 1998;
                                   Director of Ottawa of RFCBC since 1982.

Eric C. Hench                49    Chairman of Chief Supermarkets, Inc.            1997             2004
                                   since June 2000; Chief Executive
                                   Officer of Chief Supermarkets, Inc.
                                   and Sun Management Services from 1990
                                   to June 2000; Director of RDSI from
                                   1990 to October of 1997; Director of
                                   State Bank since 1985.

Gary A. Koester              42    President of Koester Metals, Inc., a            2001             2004
                                   quality electrical enclosures and
                                   precision sheet metal fabrication
                                   company and privately held "S"
                                   corporation.  Owner since January
                                   1992; Director of RDSI since 1997.

Steven D. VanDemark          50    General Manager of Defiance Publishing          1991             2004
                                   Company, Defiance, Ohio a newspaper
                                   publisher; Chairman of the Board of
                                   the Company; Director of State Bank
                                   since 1990; Chairman of the Board of
                                   State Bank since 1992; Director of
                                   RFCBC since 2001;  Director of RDSI
                                   since 1997.


     There are no family relationships among any of the directors, nominees for election as directors or executive officers of the Company.

     The Board of Directors of the Company held a total of twenty-six meetings during the Company's 2002 fiscal year. This total does not include monthly subsidiary board meetings and various other subsidiary committee meetings of which these directors also attend. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors and meetings of committees on which he served.

     The Board of Directors of the Company has an Executive-Compliance Committee comprised of John R. Compo, Robert A. Fawcett, Jr., Eric C. Hench, Steven D. VanDemark, J. Michael Walz D.D.S. and Kenneth A. Joyce. The function of the Executive-Compliance Committee is to act on behalf of the Board of Directors between regularly scheduled meetings of the Board of Directors and to monitor corporate compliance with applicable laws and regulations. The Executive-Compliance Committee met ten times during the 2002 fiscal year.

     The Board of Directors of the Company has a Governance Committee (formerly referred to as the Director's Committee) comprised of Thomas A. Buis, Robert A. Fawcett, Jr., Gary A. Koester, J. Michael Walz, D.D.S. and Steven D. VanDemark. The function of the Governance Committee is to review the role, composition and structure of the Board and its committees as well as directors' compensation. It also reviews and evaluates Board members for the Company as well as the respective Boards of Directors of the Company's subsidiaries in determining the annual directors' slate and identifies new director nominees. The Governance Committee met once during the 2002 fiscal year.

     The Board of Directors of the Company also has a Compensation Committee comprised of John R. Compo, John Fahl, Eric C. Hench, Steven D. VanDemark and J. Michael Walz, D.D.S. The function of the Compensation Committee is to review and recommend to the Board of Directors of the Company, the salary, bonus and other cash compensation to be paid to, and the other benefits to be received by, the President and Chief Executive Officer of the Company and the other executive officers of the Company. The Compensation Committee met two times during the 2002 fiscal year.

     The Board of Directors of the Company has an Audit Committee comprised of Thomas M. Callan, Robert A. Fawcett, Jr., Eric C. Hench and Gary A. Koester. In addition, Todd Taylor, a Director of RDSI serves as an advisor to the Audit Committee. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls and risk management, to investigate the scope and adequacy of the work of the Company's independent and internal auditors and to evaluate and recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met thirteen times during the 2002 fiscal year.

The Board of Directors of the Company also has an independent Loan Review Committee comprised of Thomas A. Buis, Thomas M. Callan and J. Michael Walz. The function of the Loan Review Committee is to assist the board of directors in fulfilling its oversight responsibilities of credit quality in subsidiary banks and is comprised of independent, outside directors who are not involved in the loan approval process at subsidiary banks. The Loan Review Committee met five times during the 2002 fiscal year.

                          REPORT OF THE AUDIT COMMITTEE

GENERAL

     In accordance with the written Audit Committee Charter adopted by the Company's Board of Directors, the Audit Committee assists the board in fulfilling their responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee qualifies as independent under applicable Securities and Exchange Commission and Nasdaq regulations. The Board of Directors of the Company adopted the charter of the Audit Committee in April 1999 and amended the Audit Committee Charter to its current form on May 14, 2002. The Audit Committee Charter is included at the end of the proxy statement as APPENDIX A.

CHANGE OF INDEPENDENT AUDITOR

     On September 24, 2002, the Company announced that it had retained BKD, LLP ("BKD") as its principal accountants (independent auditors) effective November 15, 2002. BKD replaced Crowe, Chizek and Company LLP ("Crowe") which had served as the company's independent auditor since 1988. The Company filed a Form 8-K with the Securities and Exchange Commission disclosing the change as required by federal securities law.

     The decision was not the result of any disagreement between Rurban and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The change in independent auditors was recommended by Rurban's Audit Committee and approved by the Board of Directors on September 18, 2002. BKD was selected based on the results of an extensive proposal and interview process to evaluate several well qualified accounting firms.

     The Company also retained the services of Plante & Moran, LLP to perform an independent loan review. Plante & Moran was selected by the Audit Committee and approved by the Board of Directors based on the results of a similar search process which involved the review of proposals and interviews of several well-qualified firms.

REVIEW AND DISCUSSION WITH INDEPENDENT ACCOUNTANTS AND AUDITORS

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from BKD, a formal written statement describing all relationships between the Company and BKD that might bear on BKD's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with BKD any relationships or services that may impact the objectivity and independence of BKD and satisfied itself as to BKD's independence. The Audit Committee also discussed with management and BKD the adequacy and effectiveness of the Company's internal accounting and financial controls. In addition, the Audit Committee discussed and reviewed with BKD all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and, with and without management present, discussed and reviewed the results of BKD's examination of the financial statements.

REVIEW WITH MANAGEMENT

     The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2002 with management. Management has the responsibility for the preparation of the Company's consolidated financial statements and BKD has the responsibility for the audit of those statements.

AUDIT FEES

     The aggregate fees billed for professional services rendered by BKD for the audit of the Company's annual consolidated financial statements for the 2002 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2002 fiscal year (collectively, the "Audit Services") were $88,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BKD did not render any of the professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X (17 VFR 210.2-01(c)(4)(ii)) (the "Financial Information Systems Design and Implementation Services") during the 2002 fiscal year for the Company or its subsidiaries.

ALL OTHER FEES

     The aggregate fees billed for services rendered by BKD, other than Audit Services and Financial Information Systems Design and Implementation Services, for the 2002 fiscal year (the "Other Services") were $9,865.

CONCLUSION

     Based on the reviews and discussions with management and BKD noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 to be filed with the SEC and the Board approved such recommendation. The Audit Committee also determined that the provision of the Other Services was compatible with maintaining BKD's independence.

Submitted by the Audit Committee of the Company's Board of Directors.

Robert A. Fawcett, Jr., Chairman, Thomas M. Callan, Eric C. Hench and Gary A, Koester


                        TRANSACTIONS INVOLVING MANAGEMENT

     During the Company's 2002 fiscal year, the Company's subsidiaries including State Bank, RFCBC, RFS and RMC entered into banking-related transactions, in the ordinary course of their respective businesses, with certain executive officers and directors of the Company (including certain executive officers of the Company's subsidiaries), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries and all such loans comply with Regulation O of the federal banking laws and comparable laws of the State of Ohio. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The amount of loans to directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) and their associates as a group at December 31, 2002, was $7,169,881. As of the date hereof, all of such loans were performing loans.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Steven D. VanDemark, who is Chairman of the Board of the Company, is a member of the Compensation Committee of the Company's Board of Directors. Other members of the Company's Compensation Committee are John R. Compo, Eric C. Hench, J. Michael Walz, D.D.S. and John Fahl, Chairman.

                        REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the performance graph set forth on pages 16 and 17 shall not be incorporated by reference into any such filings.

     Kenneth A. Joyce, current President and Chief Executive Officer of the Company, Richard C. Burrows, Interim President and Chief Executive Officer of the Company, Thomas C. Williams, former President and Chief Executive Officer of the Company, Robert W. Constien, Senior Executive Vice President and Chief Operating Officer of the Company, President and Chief Executive Officer of State Bank and Chief Executive Officer of RFS and Richard C. Warrener, Executive Vice President and Chief Financial Officer of the Company, received compensation from the Company for services rendered during the 2002 fiscal year as executive officers of the Company.

     Kenneth A. Joyce is also Chairman and Chief Executive Officer of RDSI and was paid by RDSI for services rendered in his capacity as an executive officer of RDSI during fiscal year 2002 prior to being appointed President and Chief Executive Officer of the Company.

     During 2002, Mr. Joyce, Mr. Williams, Mr. Constien and Mr. Warrener participated in the various compensation plans of the Company addressed below.

     The Board of Directors has directed the Compensation Committee to develop, implement and maintain an Executive Compensation Program that supports the overall objectives and performance of the Company; provides compensation levels that enable the organization to attract, retain and reward competent executive officers; and meets all regulatory requirements. The Compensation Committee is comprised of five outside directors including, Steven D. VanDemark, who also serves as Chairman of the Board of the Company, John R. Compo, Eric C. Hench, J. Michael Walz, D.D.S. and its Chairman, John Fahl. The Compensation Committee reviews and recommends to the full Board the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the executive officers of the Company. During 2002, no compensation decisions by the Compensation Committee were modified or rejected in any material way by the full Board.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of the executive officers of the Company, the Compensation Committee has sought to create a compensation program which is competitive with programs of a peer group of similar organizations and that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements. There are two components of the annual cash compensation program for the executive officers of the Company: (1) a base salary component; and (2) an incentive bonus component payable under the Rurban Financial Corp.

Incentive Compensation Plan (the "Company Bonus Plan") which directly links the bonus to be paid to the financial performance of the Company.

     During 2001 and 2002, the Compensation Committee utilized the services of L.R. Webber Associates, Inc. ("Webber"), a regionally recognized independent compensation consulting company, to review and to make recommendations regarding the competitiveness and effectiveness of the Company's executive compensation program. As part of that review, Webber was requested to review executive compensation programs of banking organizations that shared one or more common traits with the Company (such as asset size and geographic location). The information and recommendations of Webber have been utilized by the Compensation Committee and the Board of Directors.

SALARIES

     The determination of the base salaries of the executive officers of the Company is based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, experience and an analysis of how the Company's compensation of its employees compares to compensation of individuals holding comparable positions with bank holding companies of similar asset size and complexity of operations. In addition, prior to him being appointed President and Chief Executive Officer of the Company, the determination of the base salary of Mr. Joyce also took into account the compensation of individuals holding comparable positions with bank data processing companies. Peer group compensation was the primary factor in setting of the salary of the executive officers of the Company.

     The salary paid to Mr. Joyce for services rendered in his capacities as President and Chief Executive Officer of the Company and to Mr. Burrows for services rendered in his capacities as Interim President and Chief Executive Officer during the 2002 fiscal year was approved by the Compensation Committee. Mr. Joyce was appointed President and Chief Executive Officer of the Company on August 2, 2002. Mr. Burrows was appointed Interim President & Chief Executive Officer of the Company on April 25, 2002.

     The salary paid to Mr. Constien for services rendered in his capacities as President and Chief Executive Officer of State Bank during the 2002 fiscal year represented no increase over salaries paid with respect to the 2001 fiscal year.

     The salary paid to Mr. Warrener for services rendered in his capacities as Executive Vice President and Chief Financial Officer of the Company during the 2002 fiscal year represented no increase over the salary paid to Mr. Warrener with respect to the 2001 fiscal year.

     The salary paid to Mr. Williams for services rendered in his capacities as President and Chief Executive Officer of the Company during the 2002 fiscal year was determined by a special committee and approved by the Compensation Committee.

INCENTIVE COMPENSATION

     In 1999, the Rurban Financial Corp. 1999 Incentive Compensation Plan (the "1999 Incentive Compensation Plan") was implemented, linking executive officers' incentive compensation directly to the Company's return on equity. This plan is designed to better match incentive compensation to shareholder value. It is the Compensation Committee's philosophy, over time, to increase the "at-risk" portion of executive officer total compensation by directly linking a greater percentage of executive officers' total compensation to the Company's return on equity and thereby to shareholder value.

     Under the 1999 Incentive Compensation Plan, the year-end bonus was determined under a sliding scale based on the Company's return on equity ("ROE"). The determination of the amounts of bonuses to be paid and the payment of such bonuses is made during the first quarter of the following fiscal year. Under this bonus plan, Mr. Joyce, Mr. Burrows, Mr. Constien, Mr. Warrener and Mr. Williams received no bonuses under the Company Bonus Plan with respect to the 2002 fiscal year as a result of the Company's financial performance.

     Other employees of the Company and subsidiaries are eligible to receive bonuses under the Company Incentive Compensation Plan.

STOCK OPTION PLAN

     On March 12, 1997, the Board of Directors of the Company adopted, the Rurban Financial Corp. Stock Option Plan (the "Stock Option Plan") for directors and officers of the Company and its subsidiaries (the "Key Employees"). The Stock Option Plan was approved by the Company's shareholders at the April 28, 1997 Annual Meeting. The Stock Option Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("NQSOs") and (iii) stock appreciation rights ("SARs") (ISOs and NQSOs are sometimes referred to collectively herein as "Options"). The purpose of the Stock Option Plan is to encourage Key Employees to acquire or increase and retain a financial interest in the Company, to remain in the service of the Company, and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of potential employees and directors by furnishing an additional incentive to join the service of the Company and its subsidiaries. The Stock Option Plan also provides an incentive to Key Employees of the Company and its subsidiaries to put forth a maximum effort to increase the value of the Company's common shares, because, under the Stock Option Plan, the exercise price of the Options cannot be less than the fair market value of the common shares on the date the Options are granted.

     Options for approximately 3,500 of the Company's common shares were granted to newly appointed directors, officers and employees of the Company and/or its subsidiaries during 2002; however, none of the executive officers listed in the Summary Compensation Table of this proxy statement nor the Company's directors were issued options during the 2002 fiscal year.

ADDITIONAL COMPENSATION PLANS

     To enhance the long-term commitment of the officers and employees of the Company and its subsidiaries, the Company adopted the Employee Stock Ownership Plan ("ESOP") in 1985, and The Rurban Financial Corp. Savings Plan and Trust (the "Savings Plan") in 1988. Mr. Joyce, Mr. Constien, Mr. Warrener, and Mr. Williams as well as all officers and employees of the Company and its subsidiaries who met applicable eligibility criteria, participated in the ESOP and the Savings Plan during 2002.

     Each year, the Company and each of its subsidiaries may contribute an amount in cash and/or common shares of the Company to the ESOP. Pro rata allocations of amounts contributed by the Company or one of its subsidiaries are made to the accounts of the participants in the ESOP. The Company and its subsidiaries contributed an aggregate amount of $503,000 to the ESOP with respect to the 2002 fiscal year. As of the date of this Proxy Statement, no determination has been made as to the amount to be allocated to the account of Mr. Joyce, Mr. Constien and Mr. Warrener under the ESOP with respect to the 2002 fiscal year. Mr. Williams will not receive an allocation with respect to the 2002 fiscal year.

     Three types of contributions are contemplated under the Savings Plan: (1) pre-tax elective deferral contributions by each participant in the Savings Plan of a percentage of his or her annual compensation; (2) matching contributions made by the Company or the corporation employing the Savings Plan participant in cash in an amount determined by the Board of Directors of the Company; and

(3) qualified rollover contributions by a Savings Plan participant from other qualified plans. The Board of Directors of the Company determined that for 2002, the amount of the matching contributions to be made on behalf of each participant in the Savings Plan would be 50% of the amount of such participant's pre-tax elective deferral contributions, but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation. Matching contributions in the amount of $3,000, $4,976, $4,373 and $2,810 were made on behalf of Mr. Joyce, Mr. Constien, Mr. Warrener and Mr. Williams, respectively, to match their respective 2002 pre-tax elective deferral contributions made to the Savings Plan.

Submitted by the Compensation Committee of the Company's Board of Directors:

John Fahl, Chairman, John R. Compo, Eric C. Hench,, Steven D. VanDemark & J. Michael Walz, D.D.S


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the last three years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or earned for those years, to Kenneth A. Joyce, President and Chief Executive Officer of the Company, Robert W. Constien, Senior Executive Vice President of the Company, President and Chief Executive Officer of State Bank and Chief Executive Officer of RFS, Richard C. Warrener, Executive Vice President and Chief Financial Officer of the Company, Thomas C. Williams, the Company's former President and Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                      Compensation
                                                                         Awards
                                                                         ------
Name and                                                          Securities Underlying     All Other
Principal Position              Year    Salary($)       Bonus($)       Options(#)        Compensation ($)
------------------              ----    ---------       --------       ----------        ----------------
Kenneth A. Joyce, Chairman      2002     $200,839            $0               0              $ 9,616(1)
and Chief Executive Officer     2001     $155,150            $0               0              $25,245(1)
of the Company                  2000     $145,000       $43,500           5,000              $17,532(1)

Robert W. Constien, Senior      2002     $165,880            $0               0              $ 9,728(2)
Executive Vice President        2001     $165,880            $0               0              $16,371(2)
and Chief Operating             2000     $145,000       $43,500           5,000              $18,159(2)
Officer of the Company,
President and CEO of State
Bank and CEO of RFS

Richard C. Warrener,            2002     $145,788            $0               0              $ 9,212(3)
Executive Vice President        2001     $145,788            $0               0              $23,611(3)
and Chief Financial Officer     2000     $125,000       $37,500           5,000              $23,514(3)
of the Company



                                                                       Long-Term
                                                                     Compensation
                                                                        Awards
                                                                        ------
Name and                                                          Securities Underlying     All Other
Principal Position              Year    Salary($)       Bonus($)       Options(#)        Compensation ($)
------------------              ----    ---------       --------       ----------        ----------------
Thomas C. Williams, former      2002     $194,503            $0           0                  $ 9,595(4)
President and Chief             2001     $238,500            $0           0                  $52,111(4)
Executive Officer of the        2000     $225,000       $67,500           0                  $35,649(4)
Company



(1) "All Other Compensation" for fiscal years 2002, 2001 and 2000 includes: (i) a contribution of $3,000, $5,250 and $2,938, respectively, to the Savings Plan on behalf of Mr. Joyce to match 2002, 2001 and 2000 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan, (ii) $5,932, $8,875 and $2,783 received by Mr. Joyce from the Company during fiscal years 2002, 2001 and 2000, respectively, as an automobile useage/allowance and (iii) payments of $684, $690 and $795 which represent the premiums paid on Mr. Joyce's behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Joyce's annual salary less $50,000. The amounts allocated to the account of Mr. Joyce under the ESOP for 2001 and 2000 were $10,429 and $11,015, respectively. The amount to be allocated to the account of Mr. Joyce under the ESOP with respect to fiscal year 2002 has not been determined as of the date of this Proxy Statement.

(2) "All Other Compensation" for 2002, 2001 and 2000 includes (i) contributions of $4,976, $2,132 and $4,936 respectively, to the Savings Plan on behalf of Mr. Constien to match 2002, 2001 and 2000 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan,
     (ii) $4,752, $3,568 and $2,073 received by Mr. Constien from the Company during fiscal years 2002, 2001 and 2000, respectively, as an automobile useage/allowance and (iii) payments of $242 and $134 for 2001 and 2000 respectively, which represent the premiums paid on Mr. Constien's behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Constien's annual salary less $50,000. The amounts allocated to the account of Mr. Constien under the ESOP for 2001 and 2000 were $10,429 and $11,015, respectively. The amount to be allocated to the account of Mr. Constien under the ESOP with respect to fiscal year 2002 has not been determined as of the date of this Proxy Statement.

(3) "All Other Compensation" for 2002, 2001 and 2000 includes (i) contributions of $4,373, $5,250 and $5,249 respectively, to the Savings Plan on behalf of Mr. Warrener to match 2002, 2001 and 2000 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan,
     (ii) $3,590, $6,683, $6,217 received by Mr. Warrener from the Company during fiscal years 2002, 2001 and 2000, respectively, as an automobile useage/allowance and (iii) payments of $1,249, $1,249 and $1,032 which represent the premiums paid on Mr. Warrener's behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Warrener's annual salary less $50,000. The amounts allocated to the account of Mr. Warrener under the ESOP for 2001 and 2000 were $10,429 and $11,015, respectively. The amount to be allocated to the account of Mr. Warrener under the ESOP with respect to fiscal year 2002 has not been determined as of the date of this Proxy Statement.

(4) "All Other Compensation" for 2002, 2001 and 2000 includes (i) contributions of $2,810, $5,250 and $5,250, respectively, to the Savings Plan on behalf of Mr. Williams to match 2002, 2001 and 2000 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan,
     (ii) $6,520, $18,829 and $612 received by Mr. Williams from the Company during fiscal years 2002, 2001 and 2000, respectively, as an automobile useage/allowance and (iii) payments of $12,586 and $13,755, respectively, during fiscal years 2001 and 2000 representing grossed-up premiums for a life insurance policy which Mr. Williams personally owns, (iv) for fiscal years 2002, 2001 and 2000, payments of $265, $690 and $690, respectively, which represent the premiums paid on Mr. Williams' behalf for a group term life insurance policy which has a death benefit equal to 200% of Mr. Williams' annual salary less $50,000. The amounts allocated to the account of Mr. Williams under the ESOP for 2001 and 2000 were $10,429 and $11,015, respectively. There was not an allocation made to the account of Mr. Williams under the ESOP with respect to fiscal year 2002.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to Options exercised during, and unexercised Options held as of the end of, the 2002 fiscal year by each of the executive officers named in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                             Number of Securities            Value of Unexercised
                          Number of                         Underlying Unexercised               In-the-Money
                         Securities                          Options At FY-End (#)         Options At FY-End($)(1)
                         Underlying         Value     -------------------------------  ------------------------------
                     Options Exercised   Realized($)   Exercisable      Unexercisable  Exercisable      Unexercisable
                     -----------------   -----------   -----------      -------------  -----------      -------------
Kenneth A. Joyce              0              $0          10,038             3,481           $0                $0
Robert W. Constien            0              $0          10,038             3,481           $0                $0
Richard C. Warrener           0              $0          10,038             3,481           $0                $0
Thomas C. Williams            0              $0            0                  0             $0                $0


-------
     (1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's common shares on December 31, 2002 ($9.28) less the exercise price of the options at the end of the 2002 fiscal year.

SALARY CONTINUATION AGREEMENTS

     The Company has entered into Executive Salary Continuation Agreements (the "Agreements") with Kenneth A. Joyce, President and Chief Executive Officer on December 3, 2001, Robert W. Constien, Senior Executive Vice President of the Company, President and Chief Executive Office of State Bank and Chief Executive Officer of RFS on December 21, 2000 and Richard C. Warrener, the Executive Vice President and Chief Financial Officer, on February 25, 1998. Under the Agreements, if the executive officer remains in the continuous employment of the Company until the first December 31st after his 65th birthday (unless by action of the Board of Directors of the Company, his period of active employment with the Company for purposes of the Agreement is shortened or extended), he is to retire as of that date. Upon such retirement, such executive officer (and, upon his death, his designated beneficiary) will be entitled to receive an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his retirement in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months. If the executive officer dies while actively employed by the Company prior to his retirement, the Company will pay an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his death in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months to his designated beneficiary. In the event that the executive officer's employment is terminated as a result of his voluntary action, the Agreement will terminate immediately on the date of such termination of employment and the Company will pay to such executive officer as severance compensation monthly for fifteen years an amount of money on an annual basis equal to: (a) 5% of such executive officer's annual base salary as in effect immediately prior to the date of his termination of employment, if, at the termination date, such executive officer is between age 55 and 60;
     (b) 10% of such annual base salary if, at the termination date, such executive officer is between age 60 and 65; and (c) 15% of such annual base salary if (i) at the termination date, such executive officer is age 65 or over; (ii) such termination of employment occurs after there has been a change in control of the ownership of the Company; or (iii) such termination of employment occurs after the Company merges or consolidates with another company or organization, permits its business activities to be taken over by another organization, ceases its business activities or terminates its existence. If the Company discharges the executive officer for cause, no compensation will be payable to him under the terms of the Agreement. The executive officer will not receive any benefits under the Agreement if he engages in any activity that directly or indirectly competes with the Company's interest, within 25 miles of any office of the Company and its subsidiaries existing at the time of his retirement or termination of employment. The payment of the benefits contemplated by the Agreement will be accelerated if, after such executive officer's retirement, the leverage capital ratio and/or the risk-based capital ratio of the Company fall below the minimum ratios established by the Company's regulatory authority for well-capitalized bank holding companies and/or the Company fails to have net income in any two successive fiscal years.

DIRECTORS' COMPENSATION

     During the 2002 fiscal year, each outside director of the Company who served the entire year received an annual retainer of $9,000.

     Mr. Steven D. VanDemark, who serves as the Chairman of the Board of Directors of the Company, received an additional $12,000 during the 2002 fiscal year for his services as Chairman of the Board of Directors of the Company.

RURBAN FINANCIAL CORP. PLAN TO ALLOW DIRECTORS TO ELECT TO DEFER COMPENSATION

     On March 12, 1997, the Board of Directors of the Company adopted the Rurban Financial Corp. Plan to Allow Directors to Elect to Defer Compensation (the "Deferred Compensation Plan"). The purpose of the Plan is to advance the interests of the Company and its shareholders by allowing the directors of the Company and the directors of any of the Company's subsidiaries an opportunity to elect to defer payment of all or a portion of their compensation received for their services as directors. The annual directors' fees to be received by the directors of the Company and the directors of the Company's subsidiaries will not be increased as a result of the adoption of the Deferred Compensation Plan.

                                PERFORMANCE GRAPH

     Set forth on the following page is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for the NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks") for the five-year period ended December 31, 2002.


                             RURBAN FINANCIAL CORP.

                                                      PERIOD ENDING
                         --------------------------------------------------------------------------
INDEX                       12/31/97    12/31/98     12/31/99    12/31/00    12/31/01     12/31/02
---------------------------------------------------------------------------------------------------
Rurban Financial Corp.        100.00      102.31        91.53       85.69      109.83        75.98
NASDAQ - Total US*            100.00      140.99       261.48      157.42      124.89        86.33
NASDAQ Bank Index*            100.00       99.36        95.51      108.95      117.97       120.61


                            SHAREHOLDER PROPOSALS FOR
                               2004 ANNUAL MEETING

     Any qualified shareholder who desires to present a proposal for consideration at the 2004 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 28, 2003, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 2004 Annual Meeting of Shareholders. If a shareholder intends to present a proposal at the 2004 Annual Meeting, but has not sought the inclusion of such proposal in the Company's proxy materials, such proposal must be received by the Company prior to February 15, 2004, or the Company's management proxies for the 2004 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy materials.

                           NOTIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     As discussed in the Report of the Audit Committee section of this proxy statement, effective November 15, 2002, the Board of Directors of the Company appointed the firm of BKD, LLP to serve as independent auditors for the Company. BKD replaced Crowe, Chizek and Company LLP which had served as the company's independent auditor since 1988. The Board of Directors expects that representatives of BKD, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to any shareholder, on the written request of such shareholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules thereto, required to be filed under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended December 31, 2002. Such written request should be directed to Sandra Stockhorst, Vice President, Investor Relations, Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 2003 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

     IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

March 24, 2003                            By Order of the Board of Directors,


                                          /s/ Kenneth A. Joyce

                                          Kenneth A. Joyce
                                          President and Chief Executive Officer

                                   APPENDIX A

                             RURBAN FINANCIAL CORP.
                             AUDIT COMMITTEE CHARTER

PURPOSE/FUNCTION:
The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing all audit processes, financial reporting and the systems of internal control established by management and the board of directors.

MEMBERSHIP:
Three or more independent outside directors.

FREQUENCY OF MEETINGS:
Generally, once per quarter on a regularly scheduled basis and at such other times as requested by a committee member, management, the internal auditor or the independent accountant.

DUTIES/RESPONSIBILITIES:

- GENERAL RESPONSIBILITIES

1. To provide avenues of communication among the internal auditor, the internal audit outsourcing firm, the independent accountant and the board of directors.

2. To report committee actions to the full board of directors and make appropriate recommendations.

3. To conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others needed to assist in an investigation.

- RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND APPOINTING THE INTERNAL AUDITOR

1. To select the independent accountants for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review and approve audit related fees paid to the independent accountants and review and approve a change in the independent accountants.

2. To review and approve the appointment, replacement, reassignment or dismissal of the internal auditor and the internal audit outsourcing firm. To review and approve audit related fees paid to the internal audit outsourcing firm.

3. To assure the independence of the internal auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for such consulting services.

- RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND THE ANNUAL FINANCIAL STATEMENTS, INTERNAL AUDITS AND REGULATORY EXAMINATIONS.

1. To assure that the independent accountant views the board of directors as its client, that it will be available to the full board of directors and that it will provide the committee with a timely analysis of significant financial reporting issues.

2. To question management, the internal auditor and the independent accountant about significant risks and exposures and to assess management's steps to minimize them.

3. To consider, in consultation with the independent accountant and the internal auditor, the audit scope and procedural plans for the internal audit and the independent audit and to assure effective coordination of internal and external audits.

4. To review the following with the independent accountant and the internal auditor:

          a. The adequacy of the company's internal controls, including computerized information system controls and security.
          b. Any significant findings and recommendations made by the independent accountant or the internal auditing function, together with management's responses to them.

5. Shortly after the annual independent audit is completed, to review the following with management and the independent accountant:

          a.   The company's annual financial statements and related footnotes.
          b. The independent accountant's audit of and report on the financial statements.
          c. The independent accountant's qualitative judgments regarding the appropriateness of accounting principles and financial disclosures and their evaluation of the degree of aggressiveness/conservatism of the accounting principles and underlying estimates.
          d. Any serious difficulties or disputes with management encountered during the course of the audit.
          e.   The independent accountant's "management letter" regarding:

               1. Recommendations for improvements in internal control and its operation.
               2.   An update on new accounting pronouncements.

               f. The independent accountant's "SAS 61 Letter" regarding required communications with the Audit Committee.

6.   To consider and review with management and the internal auditor:

     a. Any significant internal audit findings and recommendations during the year and management's responses to them.
     b. Any difficulties encountered in the internal auditing process, including any restrictions on the scope of work or access to required information.
     c. Any changes to the planned scope of management's internal audit plan that the committee thinks advisable.
     d.   The internal auditing department's budget and staffing.

7. To consider and review with management regulatory agency examination reports and management's responses, including:

     a.   Safety and Soundness examinations
     b.   Compliance and CRA examinations

- PERIODIC RESPONSIBILITIES

1.   To review and update, if necessary, the committee's charter annually.

2. To review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

[X]  PLEASE MARK VOTES           REVOCABLE PROXY
     AS IN THIS EXAMPLE      RURBAN FINANCIAL CORP.
-------------------------------------------------------------------------------

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder(s) of common shares of Rurban Financial Corp. (the "Company") hereby constitutes and appoints Kenneth A. Joyce and Richard
C. Warrener, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Monday, April 28, 2003, at the Knights of Columbus Hall ("K of C Hall"), 111 Elliott Lane, Defiance, Ohio at 10:00 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

                                                           With-       For All
                                                For        hold        Except
1. To elect three (3) directors to serve       [   ]       [   ]        [   ]
   for terms of three years each:

         Thomas A. Buis        Kenneth A. Joyce        J. Michael Walz

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_______________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

         WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

         ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting to Shareholders and Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 2002.

         Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)

                                                    ----------------------------
PLEASE BE SURE TO SIGN AND DATE                      DATE
  THIS PROXY IN THE BOX BELOW
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
SHAREHOLDER SIGN ABOVE                   CO-HOLDER (IF ANY) SIGN ABOVE



-- DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. --


                             RURBAN FINANCIAL CORP.

--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RURBAN FINANCIAL CORP. IT IS IMPORTANT THAT PROXIES BE VOTED AND RETURNED PROMPTLY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.
--------------------------------------------------------------------------------

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

--------------------------------------

--------------------------------------

--------------------------------------